EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS


          We consent to the reference to our firm in the Registration Statement (Form S-8) pertaining to the 2000 Equity Incentive Plan, 2000 Director Option Plan and 2001 Stock Option Plan of Loehmann's Holdings, Inc. and to the incorporation by reference therein of our report dated March 12, 2001, with respect to the consolidated financial statements of Loehmann's Holdings, Inc. incorporated by reference in its Annual Report (Form 10-K) for the year ended February 3, 2001 and the related financial statement schedule included therein, filed with the Securities and Exchange Commission.


                                                           /s/ Ernst & Young LLP
          New York, New York
          April 4, 2002